EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2004 RESULTS

– Company Reiterates Full-Year Revenue and Earnings Guidance –

Santa Clara, Calif. — July 21, 2004 — Affymetrix, Inc., (Nasdaq: AFFX) today reported its results for the second quarter of 2004.  The Company reported net income of approximately $7.0 million or $0.12 per basic share and $0.11 per diluted share in the second quarter of 2004, as compared to a net income of $5.2 million or $0.09 per basic and diluted share in the second quarter of 2003.

Total revenue for the quarter was $79.8 million, of which $1.4 million was related to the sale of products and wafers to Perlegen Sciences, Inc., as compared to total revenue of $68.6 million in the second quarter of 2003, of which $2.8 million was related to the sale of products and wafers to Perlegen.

Product and product related revenue increased to $75.2 million for the second quarter of 2004, compared to $63.2 million in the same period in 2003.  Second quarter product sales included GeneChip® array revenue of $35.4 million and instrument revenue of $20.1 million.  The year-over-year growth in product and product related revenue was driven by continued adoption of the next-generation GeneChip instrumentation and continued growth of consumable sales including arrays and reagents. In addition, Affymetrix increased its installed base to approximately 1,070 GeneChip systems.

Royalties and other revenue were $3.2 million for the second quarter of 2004 compared to $2.7 million in the second quarter of 2003.

Total operating costs and expenses were $70.6 million for the second quarter of 2004 compared to $63.8 million in the second quarter of 2003.

Cost of product and product related revenue was $21.5 million in the second quarter of 2004 compared to $19.3 million in the same period of 2003.  Product and product related gross margin was 71.4% in the second quarter of 2004 compared to 69.5% in the second quarter of 2003.

Research and development expenses were $17.8 million during the second quarter of 2004 compared to $16.6 million in the second quarter of 2003.

Selling, general and administrative expenses were $30.0 million for the second quarter of 2004 compared to $24.2 million in the second quarter of 2003.

Company Highlights

•                  Accomplishments in the DNA analysis market include:

•                  Whole genome population studies are now possible with the full commercial release of the 100K Mapping Array Set, the first in a family of large-scale genotyping products.

•                  The entire adult population of the Micronesian island of Kosrae will be genotyped with over 200,000 SNPs to study the genetics of obesity and related diseases in a project led by Dr. Jeffrey Friedman of Rockefeller University.

•                  Leveraging the strength of photolithographic manufacturing, a higher-density, more cost-effective GeneChip Mapping 10K 2.0 Array is now broadly available to enable a wide variety of genetic studies, including loss of heterozygosity (LOH), familial linkage studies and gene amplification.

•                  The genetics of autism will be examined by a team of over 170 researchers worldwide in a study funded by the National Alliance for Autism Research (NAAR) using Affymetrix GeneChip 10K technology.

•                  A gene responsible for a form of Sudden Infant Death Syndrome has been identified using the Affymetrix 10K Mapping Array by scientists at the Translational Genomics Research Institute and the Clinic for Special Children.

•                  Professor John Todd of Cambridge University is leading a large-scale genetic study of diabetes utilizing technologies from Affymetrix and ParAllele BioSciences.

•                  The genetics of Parkinson’s disease are being studied by the Mayo Clinic in collaboration with Perlegen Sciences using Affymetrix whole-genome technology.

•                  Access to Perlegen Sciences’ whole genome services is now broadly available to the entire research community through Affymetrix’ global sales channels.

•                  In Affymetrix’ expression product portfolio, more than 100 recently sequenced genomes have been added using its custom array design options.

•                  On June 14th, the Company announced that it had converted an ongoing royalty obligation to a fully paid-up license, thereby increasing product gross margins. Based on this, the Company increased its guidance for net income and earnings per share for fiscal 2004.

Financial Outlook

For fiscal year 2004, the Company reiterates its previous guidance of product and product related revenue of $330-335 million and earnings per basic and diluted share of around $0.60. For the third quarter of 2004, the Company expects product and product related revenue in the range of $80-85 million, total revenue in the range of $83-88 million, and earnings per basic and diluted share of approximately $0.18.

Affymetrix’ management team will host a conference call to review its operating results for the second quarter of 2004 and to provide financial guidance for the third quarter and fiscal year 2004.  A live webcast of the conference call can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (888) 737-3798; international: (706) 643-2578 on July 21 at 2:00 p.m. PT.

A replay of the conference call will be available until 5:00 p.m. PT on July 28, 2004 at the following numbers: domestic: (800) 642-1687; international: (706) 645-9291; passcode for both:

#8350582. An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix is a pioneer in creating breakthrough tools that are driving the genomic revolution. By applying the principles of semiconductor technology to the life sciences, Affymetrix develops and commercializes systems that enable scientists to improve the quality of life. The Company’s customers include pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic, government and other non-profit research institutes. Affymetrix offers an expanding portfolio of integrated products and services, including its integrated GeneChip platform, to address growing markets focused on understanding the relationship between genes and human health. Additional information on Affymetrix can be found at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ financial outlook for 2004, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance, personnel retention, global economic conditions, the fluctuations in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2003 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.  CustomExpress is a trademark of Affymetrix, Inc.

— Financial Charts to Follow —

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2004	December 31, 2003
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$54,227	$275,928
Available-for-sale securities	105,692	183,955
Accounts receivable	62,812	71,343
Inventories	18,801	22,632
Prepaid expenses and other current assets	5,510	7,443
Total current assets	247,042	561,301
Property and equipment, net	62,882	62,611
Acquired technology rights, net	67,511	27,818
Goodwill	18,601	18,601
Notes receivable from employees	2,699	1,500
Other assets	26,341	28,333
	$425,076	$700,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$42,028	$71,044
Deferred revenue — current portion	32,110	30,019
Convertible subordinated notes — short-term	—	267,460
Total current liabilities	74,138	368,523
Deferred revenue — long-term portion	36,664	43,346
Other long-term liabilities	3,913	3,240
Convertible notes	120,000	120,000
Stockholders’ equity:
Common stock	606	595
Additional paid-in capital	389,689	370,304
Notes receivable from stockholders	(451)	(428)
Deferred stock compensation	(4,537)	(5,185)
Accumulated other comprehensive loss	(1,463)	(1,572)
Accumulated deficit	(193,483)	(198,659)
Total stockholders’ equity	190,361	165,055
	$425,076	$700,164

Note 1:                             The condensed consolidated balance sheet at December 31, 2003 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2003.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Product sales	$61,664	$49,216	$122,755	$95,974
Product related revenue	13,511	13,977	27,033	28,366
Total product and product related revenue	75,175	63,193	149,788	124,340
Royalties and other revenue	3,187	2,690	5,558	5,845
Revenue from Perlegen Sciences	1,392	2,751	3,041	5,261
Total revenue	79,754	68,634	158,387	135,446

Costs and expenses:
Cost of product sales	19,388	16,997	40,120	33,817
Cost of product related revenue	2,076	2,308	4,932	4,501
Cost of revenue from Perlegen Sciences	1,099	2,751	2,470	5,261
Research and development	17,804	16,622	35,100	32,527
Selling, general and administrative	29,955	24,183	58,224	52,159
Amortization of deferred stock compensation	324	673	648	1,368
Amortization of purchased intangibles	—	281	—	562
Charge for acquired in-process technology	—	—	—	10,096
Total costs and expenses	70,646	63,815	141,494	140,291
Income (loss) from operations	9,108	4,819	16,893	(4,845)
Interest income and other, net	(940)	5,986	135	8,362
Interest expense	(404)	(5,266)	(10,238)	(10,167)

Net income (loss) before income taxes	7,764	5,539	6,790	(6,650)
Income tax provision	(755)	(344)	(1,614)	(878)
Net income (loss)	$7,009	$5,195	$5,176	$(7,528)

Basic net income (loss) per share	$0.12	$0.09	$0.09	$(0.13)

Diluted net income (loss) per share	$0.11	$0.09	$0.08	$(0.13)

Shares used in computing basic net income (loss) per share	60,376	58,708	60,140	58,628

Shares used in computing diluted net income (loss) per share	62,970	60,193	62,775	58,628